Exhibit 10.7

FORM OF AMENDMENT (MASSIE EMPLOYENT AGREEMENT)

THIS FOURTH AMENDMENT (this “Fourth Amendment”) is made and entered into effective as of March 1, 2023 (the “Amendment Date”) by and between Vantage Drilling International (the “Company”) and Derek Massie (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of January 1, 2018 (the “Agreement”);

WHEREAS, the Company desires to amend the Agreement to align certain change of control termination benefits with such provisions contained in the employment agreements of other executives of the Company;

WHEREAS, pursuant to Section 19 of the Agreement, the Agreement may not be changed or modified or released or discharged or abandoned or otherwise terminated, in whole or in part, except by an instrument in writing signed by Executive and an officer or other authorized executive of the Company.

NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties to this Amendment agree as follows:

1.
All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

2.
AMENDMENT
2.1
Amendment to Section 3.8.1(i). The parties to this Amendment agree to amend and restate in its entirety Section 3.8.1(i) of the Agreement to read as follows:
(i)
“Base Salary and Annual Bonus. The Company shall pay Executive an amount equal to the sum of Executive’s Base Salary plus Executive’s Average Bonus Amount. For purposes of this Section 3.8.1.i, “Average Bonus Amount” means the amount equal to the annual average of the annual bonuses earned in respect of a fiscal year of the Company that was paid or payable to Executive by the Company and any subsidiary for each of the three fiscal years of the Company that immediately precede the fiscal year in which the Change of Control occurs (or which immediately precede Executive’s Termination Date if a Change of Control has not yet occurred), or in any case such lesser number of full fiscal years of the Company as Executive was employed by the Company, but not less than the greater of (A) Executive’s highest Target Annual Bonus Opportunity during any of such three preceding fiscal years or (B) Executive’s Target Annual Bonus Opportunity for the fiscal year in which the Change of Control occurs (or the year in which Executive’s Termination Date occurs if a Change of Control has not yet occurred). Such amount shall be paid on the sixtieth (60th) day following the Termination Date, provided, however, that if Executive’s termination of employment is an Anticipatory Termination, such amount shall be paid on the sixtieth (60th) day immediately following the Change of Control and shall be reduced by any payment previously made under Section 3.4.1.”

IF " DOCVARIABLE "SWDocIDLocation" " = "1" " DOCPROPERTY "SWDocID" #4870-7680-5924v2" ""

3.
Except as amended hereby, Executive and the Company hereby agree that the Agreement shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, each of the parties hereto has executed or caused this Agreement to be executed on its behalf, all as of the Amendment Date.

COMPANY:

VANTAGE DRILLING INTERNATIONAL

By:

Title: Chief Executive Officer

Name: Ihab Toma

EXECUTIVE:

__________________________________________ Derek Massie

IF " DOCVARIABLE "SWDocIDLocation" " = "1" " DOCPROPERTY "SWDocID" #4870-7680-5924v2" ""